CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-85652, 333-87846 and 333-103529) of
American Water Star, Inc. of our report dated April 4, 2003 relating to the consolidated financial statements which appears in this Annual Report Form 10-KSB.

Weinberg & Company, P.A.

Boca Raton, Florida
April 13, 2004